EXHIBIT 99.1

FOR:	UCBH HOLDINGS, INC.

APPROVED BY:	Thomas S. Wu
Chairman, President and Chief Executive Officer

CONTACT:	Jonathan H. Downing
Executive Vice President
Director of Corporate Development and Investor Relations
(415) 315-2800

EVC Group
Investor Relations: Douglas M. Sherk, Jenifer Kirtland
(415) 896-6820
Media Relations: Steve DiMattia
(917) 620-0590
For Immediate Release
UCBH HOLDINGS, INC. COMPLETES ACQUISITION OF
SUMMIT BANK CORPORATION
     SAN FRANCISCO, January 3, 2007 - UCBH Holdings, Inc. (NASDAQ: UCBH), the holding company of United Commercial Bank (UCB™), today announced the completion of its acquisition of Summit Bank Corporation (“Summit”), the holding company of The Summit National Bank, on December 29, 2006. With headquarters in Atlanta, Georgia, The Summit National Bank has five full-service branches in the metropolitan Atlanta area, two in the San Francisco Bay Area, and Concord Bank, a division of The Summit National Bank, in Houston, Texas. Summit also has a representative office in Shanghai, China.
     “We are pleased to announce the completion of the acquisition of Summit Bank Corporation,” said Thomas S. Wu, Chairman, President and Chief Executive Officer of UCBH Holdings, Inc. “The acquisition is a strategic move for UCBH to enter the growing Atlanta and Houston markets and to further expand our existing platform in Silicon Valley. With the Summit acquisition, we now have a representative office in Shanghai, China, in addition to our representative offices in Shenzhen, China and Taipei, Taiwan, as well as a full-service branch in Hong Kong.”
     About UCBH Holdings, Inc.
     UCBH Holdings, Inc. is the holding company for United Commercial Bank, a state-chartered commercial bank, which is the leading bank in the United States serving the Chinese community and American companies doing business in Greater China. The Bank has 50 California branches/offices located in the San Francisco Bay Area, Sacramento, Stockton, Los Angeles and Orange counties, five branches in New York, five branches in metropolitan Atlanta, three branches in New England, two branches in the Pacific Northwest, a branch in Houston, a branch in Hong Kong, and representative offices in Shanghai and Shenzhen, China and Taipei, Taiwan. UCB, with headquarters in San Francisco, provides commercial banking services to small- and medium-sized businesses and professionals in a variety of industries, as well as consumer and private banking services to individuals. The Bank offers a full range of lending activities, including commercial real estate and construction loans, commercial credit facilities, international trade finance, cash management, private client services, loans guaranteed by the U.S. Small Business Administration, residential mortgages, home equity lines of credit, and online banking services for businesses and consumers. For additional information, visit the web site for United Commercial Bank at www.ibankUNITED.com or the web site for UCBH Holdings, Inc. at www.ucbh.com.

     Forward-Looking Statements
     Certain statements contained in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions that may or may not prove correct. Forward-looking statements are also subject to known and unknown risks, uncertainties and other factors relating to the Company’s and the Bank’s operations and business environment, all of which are difficult to predict, and many of which are beyond the control of the Company and the Bank. The factors include, among others: economic and business conditions in the areas and markets in which the Company and the Bank operate, particularly those affecting loans secured by real estate; deterioration or improvement in the ability of the Bank’s borrowers to pay their debts to the Bank; market fluctuations such as those affecting interest and foreign exchange rates and the value of securities in which the Bank invests; competition from other financial institutions, whether banks, investment banks, insurance companies or others; the ability of the Bank to assimilate acquisitions, enter new markets and lines of business, and open new branches, successfully; changes in business strategies; changes in tax law and governmental regulation of financial institutions; demographic changes; and other risks and uncertainties, including those discussed in the documents the Company files with the Securities and Exchange Commission (“SEC”). The foregoing may cause the actual results and performance of the Company and the Bank to be materially different from the results and performance indicated or suggested by the forward-looking statements. Further description of the risks and uncertainties are included in detail in the Company’s current, quarterly and annual reports, as filed with the SEC.
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